                                    Exhibit 5.1

May 17, 2024
Leonardo DRS, Inc.
2345 Crystal Drive, Suite 1000
Arlington, VA 22202
Re:    Form S-8 Registration Statement
Ladies and Gentlemen:
We have acted as special counsel to Leonardo DRS, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of up to 8,197,142 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), issuable pursuant to the terms and in the manner set forth in the Company’s 2022 Omnibus Equity Compensation Plan, as amended and restated (the “Plan”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated certificate of incorporation of the Company, and the certificate of amendment to the amended and restated certificate of incorporation of the Company, each as in effect on the date hereof, (ii) the amended and restated bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Plan, (v) resolutions of the compensation committee of the Company relating to, among other matters, the approval of the Plan and the recommendation of the Plan to the board of directors of the Company (the “Board”) for the Board’s approval, (vi) resolutions of the Board relating to, among other matters, the approval of the Plan, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Plan, will be validly issued, fully paid and non-assessable.
The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Winston & Strawn LLP